Exhibit 10.9.3

SECOND AMENDMENT TO
AGREEMENT, SETTLEMENT AND RELEASE

THIS SECOND AMENDMENT TO AGREEMENT, SETTLEMENT AND RELEASE (this “Amendment”) is made and entered into as of May 15, 2006, by and between Immediatek, Inc., a Nevada corporation (the “Company”), and Jess Morgan & Company, a California corporation (“Stockholder”). Each initially capitalized term used, but not otherwise defined, herein shall have the same meanings assigned to it in the Amended Agreement (hereinafter defined).

RECITALS:

WHEREAS, the Company and Stockholder are parties to that certain Agreement, Settlement and Release, dated as of January 23, 2006 (the “Agreement”);

WHEREAS, the Company and Stockholder previously amended the Agreement pursuant to that certain First Amendment to Agreement, Settlement and Release, dated as of March 15, 2006 (the “Prior Amendment,” and together with the Agreement, collectively, the “Amended Agreement”); and

WHEREAS, the Company and Stockholder desire to further amend the Amended Agreement to the extent provided in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendment to the Amended Agreement. Section 9 of the Amended Agreement is hereby deleted in its entirety and replaced with the following:

“9. Termination. This Agreement shall become null and void and of no further force or effect in the event that the closing of the Proposed Investment does not occur on or prior to July 1, 2006.”

2. Miscellaneous.

(a) Effect of Amendment. Stockholder and the Company hereby agree and acknowledge that, except as expressly provided in this Amendment, the Amended Agreement remains in full force and effect and has not been modified or amended in any respect, it being the intention of Stockholder and the Company that this Amendment and the Amended Agreement be read, construed and interpreted as one and the same instrument. To the extent that any conflict exists between this Amendment and the Amended Agreement, the terms of this Amendment shall control and govern.

(b) This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Amendment will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. For purposes of determining whether a party has signed this Amendment or any document contemplated hereby or any amendment or waiver hereof, only a handwritten original signature on a paper document or a facsimile copy of such a handwritten original signature shall constitute a signature, notwithstanding any law relating to or enabling the creation, execution or delivery of any contract or signature by electronic means.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, Stockholder and the Company have executed this Amendment as of the day and year first above written.

Company:	IMMEDIATEK, INC.,
a Nevada corporation

	By:	/s/ PAUL MARIN
	Name:	Paul Marin
	Title:	Chief Operating Officer

Stockholder:	JESS MORGAN & COMPANY

	By:	/s/ GARY LEVENSTEIN
	Name:	Gary Levenstein
	Title:	President – Investment Division